As filed with the Securities and Exchange Commission on September 27, 1994
                                      Registration No. 33-_____



          SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549
                      ______________
                         FORM S-8
                    REGISTRATION STATEMENT
                         UNDER
                  THE SECURITIES ACT OF 1933
                      _______________

                  LSI LOGIC CORPORATION
     (Exact name of issuer as specified in its charter)

    DELAWARE                               94-2712976
(State of Incorporation)      (I.R.S. Employer Identification No.)

                  1551 McCarthy Boulevard
                Milpitas, California  95035
           (Address of Principal Executive Offices)

               EMPLOYEE STOCK PURCHASE PLAN
                 (Full title of the Plan)

                     David E. Sanders
                Vice President, General Counsel
                    LSI LOGIC CORPORATION
      1551 McCarthy Boulevard, Milpitas, California  95035
                       (408) 433-8000
     (Name, address and telephone number of agent for service)

                CALCULATION OF REGISTRATION FEE
 _________________________________________________________________
Title of                Proposed        Proposed
Securities  Amount      Maximum         Maximum       Amount of
to be        to be     Offering Price    Aggregate     Registration
Registered  Registered  Per Unit*     Offering Price*     Fee
_________________________________________________________________
Common
 Stock   700,000 shares   $33.75       $23,625,000    $8,145.90
_________________________________________________________________
*Estimated in accordance with Rule 457(c) for the purpose of calculating the registration fee on the basis of $33.75 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange, Inc. on September 22, 1994.




                                  Part II
                       INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration
Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1994 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b)  The Company's definitive proxy statement dated March
25, 1994, in connection with the Company's Annual Meeting of Stockholders held May 6, 1994 filed pursuant to Section 14, of the 1934 Act;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1994 filed pursuant to Section 13 of the 1934 Act;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 1994 filed pursuant to Section 13 of the 1934 Act;

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 29, 1989, pursuant to Section 12(b) of the 1934 Act;

     (f) The description of the Company's Preferred Share
Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on November 21, 1988, pursuant to Section 12(g) of the 1934 Act.

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.
          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.
Section 11 of the Certificate of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons, who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify such individuals and to advance expenses incurred in defending any action or proceeding to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

 Exhibit
 Number
3.1(1)    Restated Certificate of Incorporation of the Company
          filed May 4, 1987.
4.1       Employee Stock Purchase Plan
4.2(2)    Stockholder Rights Plan dated November 16, 1988.
5.1       Opinion of Counsel as to legality of securities being
          registered.
23.1      Consent of Independent Accountants.
23.2      Consent of Counsel (contained in Exhibit 5.1 hereto).
24.1      Power of Attorney (see page 6).
__________________________
(1) Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 26, 1988.
(2) Incorporated by reference to exhibits filed with the Company's Form 8-A filed on November 21, 1988.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the By-Law provisions,
Section 11 of the Certificate of Incorporation of the registrant and the indemnification agreements described above in Item 6, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant, LSI Logic Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 26th day of September, 1994.


                             LSI LOGIC CORPORATION


                              By: /s/  Albert A. Pimentel

                             Albert A. Pimentel
                             Senior Vice President, Finance and
                                 Chief Financial Officer

































                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilfred J. Corrigan and Albert A. Pimentel, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature            Title                    Date

/s/ Wilfred J. Corrigan    Chief Executive     September 26, 1994
________________________   Officer and
(Wilfred J. Corrigan)      Chairman of the
                           Board of Directors
                           (Principal Executive
                           Officer)

/s/ Albert A. Pimentel     Senior Vice         September 26, 1994
________________________   President, Finance
 (Albert A. Pimentel)      and Chief Financial
                           Officer (Principal
                           Financial and
                           Accounting Officer)

/s/ T.Z. Chu               Director            September 26, 1994
________________________
(T.Z. Chu)


/s/ Malcolm R. Currie      Director            September 26, 1994
________________________
 (Malcolm R. Currie)


/s/ James H. Keyes         Director            September 26, 1994
________________________
 (James H. Keyes)


/s/ R. Douglas Norby       Director            September 26, 1994
________________________
 (R. Douglas Norby)


                       EXHIBIT INDEX



Exhibit Number      Description

4.1                Employee Stock Purchase Plan

5.1                Opinion of Counsel as to legality of
                    securities being registered

23.1                Consent of Independent Accountants

23.2                Consent of Counsel

24.1                Power of Attorney